Exhibit B.16.2
                                      FEDERAL IDENTIFICATION
                                              NO: 04-3089503


              The Commonwealth of Massachusetts
                   William Francis Galvin
                Secretary of the Commonwealth
    One Ashburton Place, Boston, Massachusetts 02108-1512


                    ARTICLES OF AMENDMENT
          (General Laws, Chapter 156B, Section 72)

        We, James B. Redden,  President and  Linda A.
                    Jensen, *Clerk, of


                       HEC, Inc.,
             (Exact name of Corporation)

       located at 24 Prime Parkway, Natick, MA 01760,
      (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                         I
(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted by consent pursuant to M.G.L. ch. 156B, Section 43 on May 23,
2001, by vote of:

100 shares of Common Stock, no par value of 100 shares outstanding,
                (type, class & series, if any)


**being at least a majority of each type, class or series outstanding and entitled to vote thereon;

Article I of the Articles of Organization of HEC, Inc., is amended to read in its entirety as follows:

     The name of the corporation is Select Energy Services, Inc.


*Delete the inapplicable words.    **Delete the inapplicable clause.
1 For amendments adopted pursuant to Chapter 156B, Section 70.
2 For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

















To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

    WITHOUT PAR VALUE STOCKS             WITH PAR VALUE STOCKS
TYPE          NUMBER OF SHARES     TYPE     NUMBER OF SHARES  PAR VALUE

Common:                            Common:

Preferred:                          Preferred:

Change the total authorized to:

    WITHOUT PAR VALUE STOCKS             WITH PAR VALUE STOCKS
TYPE          NUMBER OF SHARES     TYPE     NUMBER OF SHARES  PAR VALUE

Common:                            Common:

Preferred:                         Preferred:


The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.


Later effective date: ___________________________________ .

SIGNED UNDER THE PENALTIES OF PERJURY, this 25th day of May,
2001.

James  B. Redden, *President,

Linda A. Jensen, *Clerk*

*Delete the inapplicable words.

                          090 40203
              THE COMMONWEALTH OF MASSACHUSETTS

                    ARTICLES OF AMENDMENT


          (General Laws, Chapter 156B, Section 72)


I hereby approve the within Articles of Amendment and, the filing fee in the amount of $100 having been paid, said articles are deemed to have been filed with me this 30th day of May, 2001.


Effective date:
______________________________________________

                 /s/  WILLIAM FRANCIS GALVIN

                   WILLIAM FRANCIS GALVIN
                Secretary of the Commonwealth




                              A TRUE COPY ATTEST


                              /S/ WILLIAM FRANCIS GALVIN

                              WILLIAM FRANCIS GALVIN

                              SECRETARY OF THE COMMONWEALTH

                              DATE: 6/20/01 CLERK: ______





               TO BE FILLED IN BY CORPORATION
            Photocopy of document to be sent to:


            O. Kay Comendul, Assistant Secretary
             Northeast Utilities Service Company
                      107 Selden Street
                      Berlin, CT 06037
                  Telephone:  860/665-5571